SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 11, 2005

Date of Report

(Date of earliest event reported)

Merix Corporation

(Exact Name of Registrant as Specified in Charter)

Oregon	0-23818	93-1135197
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1521 Poplar Lane, Forest Grove, Oregon 97116

(Address of principal executive offices, including Zip Code)

503-359-9300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreements.

Equity Compensation Awards

On August 12, 2005, Merix Corporation granted options to purchase shares of the Company’s common stock and restricted stock awards under its 1994 Stock Incentive Plan to executive officers of the Company as follows:

Name and Principal Positions	Total Number of Stock Options	Number of Stock Options at Each Exercise Price	Exercise Prices		Restricted Stock Award (Number of Shares)
Mark R. Hollinger, Chairman, Chief Executive Officer and President	15,000	3,750 3,750 3,750 3,750	$ $ $ $	7.00 7.50 8.00 8.50	5,000

Janie S. Brown, Senior Vice President, Chief Financial Officer, Treasurer and Secretary	11,250	2,813 2,813 2,812 2,812	$ $ $ $	7.00 7.50 8.00 8.50	3,750

Daniel T. Olson, Senior Vice President, Sales and Marketing	11,250	2,813 2,813 2,812 2,812	$ $ $ $	7.00 7.50 8.00 8.50	3,750

Steve Robinson, President Merix San Jose, Inc.	11,250	2,813 2,813 2,812 2,812	$ $ $ $	7.00 7.50 8.00 8.50	3,750

These equity compensation awards were approved by Merix’ Human Resources and Compensation Committee (the “HRCC”) and Board of Directors. The fair market value of Merix’ common stock on August 12, 2005 was $6.19 per share. The options will vest in full on May 26, 2006 and expire on August 12, 2008. Specific terms of the option grants are governed by a Stock Option Agreement between the Company and each executive officer. The restricted stock awards will vest as to 25% of the shares on the first four anniversaries of the date of grant. Specific terms of the restricted stock awards are governed by an Employee Stock Bonus Agreement between the Company and each executive officer.

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Annual Bonuses Under Executive Incentive Plan

On July 11, 2005, Merix’ Board of Directors and HRCC approved target bonus amounts for fiscal 2006 for executive officers eligible to participate in Merix’ Executive Incentive Plan, expressed as a percentage of such executive officer’s base annual salary:

		2006 Performance Goals (Percentage of 2006 Target Bonus)
Name	2006 Target Bonus (Percentage of Base Salary)	North American Operations Operating Income	China Operations EBITDA	North American Quick Turn Revenue	San Jose Operations EBITDA
Mark R. Hollinger	70%	40%	60%
Janie S. Brown	50%	40%	50%	10%
Daniel T. Olson	60%	40%	60%
Steve Robinson	100%	40%		30%	30%

Actual bonuses payable for fiscal 2006 (if any) may vary from these amounts depending on the extent to which actual performance meets, exceeds or falls short of the corporate performance goals approved by the HRCC. As shown in the chart above, for fiscal 2006 40% of the target bonus for each executive officer will be paid based on the achievement of target levels of Merix’ North American operations operating income. The remaining portions will be paid based on the achievement of annual strategic objectives established for each executive based on the achievement of targeted levels of fiscal 2006: earnings before taxes, depreciation and amortization (EBITDA) for Merix’ operations in China; revenue from Oregon and San Jose quick turn operations; and/or and EBITDA for Merix operations in San Jose . No bonus will be paid under this program with respect to a performance goal if the applicable minimum performance goal is not met.

Additional Stock Bonuses

In addition to the equity compensation awards and Executive Incentive Plan described above, some executives will also be eligible to receive a bonus, paid in the form of an additional restricted stock award, upon the completion of Merix’ acquisition of Eastern Pacific Circuits Holdings Limited, which is expected to occur in the first half of fiscal 2006. The number of shares of restricted stock will be based on the market price of the Company’s common stock on the date of grant, such that the grant values will equal $27,720 for Mr. Hollinger, $11,040 for Mr. Olson and $7,800 for Ms. Brown.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2005	/s/ Janie S. Brown
Janie S. Brown, Sr. Vice President, Chief Financial Officer, Treasurer and Secretary

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